SECURITIES & EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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                          Date of Report: July 17, 1997
                          -----------------------------

                      VIKING RESOURCES INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                    0-17269                 59-3314928
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 (State or other jurisdiction of      (Commission            (I.R.S. Employer
  incorporation or organization)      File Number)           Identification No.)


                5000 S. Himes Avenue, Suite 332, Tampa, FL 33611
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              (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (813) 837-2295
                                                            -------------

                                      None
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      Former name, former address and former fiscal year, if changed since last report.

Total number of sequentially numbered pages in this filing, including exhibits thereto: 2

Item 1.
                  Lawsuit and Judgment Settlement Consummated with Delmar A.
                  ---------------------------------------------------------
Janovec
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                  On Thursday, July 17, 1997, Viking authorized the issuance of
1,000,000 shares of its common stock to Delmar A. Janovec to complete an agreement reached on May 23, 1996 concerning a judgment against Viking under litigation filed in District Court of Wyandotte County, Case Number 95C-05349 in the amount of $250,000. The litigation and judgment arose from a dispute with Mr. Janovec in connection with an agreement signed by Viking with him whereby Viking agreed to provide 1,000,000 of its common stock as collateral for a $5.2 million loan for Mr. Janovec's company. The issuance of the shares to Janovec fully satisfied the judgment obtained against Viking.




Item 2.           Effect On Viking and its Shareholders:
                  --------------------------------------

                  Although the issuance of the shares to Mr. Janovec will cause some dilution of the outstanding stock of the company owned by its shareholders, the effect upon Viking and its shareholders, in the satisfaction of the judgment for $250,000, is beneficial.







By:  ____________________________________________
         Dan O. Erickson, President/CFO/Secretary


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